Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS RECENT BUSINESS HIGHLIGHTS AND
FIRST QUARTER 2021 FINANCIAL RESULTS

Conference Call and Webcast Scheduled for 5:00 p.m. Eastern Time

Brisbane, California, May 4, 2021 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported recent business highlights and first quarter 2021 financial results.

“This quarter, we have continued our focus on advancing our lead programs through clinical execution, regulatory interactions, and collaborations with our partners and investigators. We are pleased that enrollment has completed for Pfizer’s lead-in study for the hemophilia A Phase 3 AFFINE trial. Additionally, the EMA granted Orphan Designation and the FDA granted Fast Track Designation to BIVV003, now known as SAR445136, our cell therapy product candidate treating sickle cell disease partnered with Sanofi. Also, we initiated the STEADFAST study for our product candidate treating renal transplant rejection, which we believe is the first-in-human CAR-Treg clinical study,” said Sandy Macrae, Chief Executive Officer of Sangamo. “Further, our research engine continued to be highly productive this quarter, advancing both our CAR-Treg programs for autoimmune disorders and our transcriptional regulation therapies for neurological diseases.”

Recent Business Highlights

•Completed enrollment of patients in Pfizer’s lead-in study to the registrational Phase 3 AFFINE clinical trial of giroctocogene fitelparvovec, a gene therapy product candidate for the treatment of severe hemophilia A, developed in collaboration with Pfizer.
•Received Fast Track Designation from the FDA for BIVV003, now known as SAR445136, our cell therapy product candidate for the treatment of sickle cell disease, developed in collaboration with Sanofi. Also, the EMA granted Orphan Designation to SAR445136 based on early clinical data from three treated patients.
•Initiated the Phase 1/2 STEADFAST clinical study evaluating TX200, a wholly-owned autologous HLA-A2 CAR-Treg cell therapy product candidate treating patients receiving a HLA-A2 mismatched kidney from a living donor. The first patient is expected to be enrolled in this study by the end of this year.
•Published preclinical data on tau- and alpha-synuclein-targeted zinc finger transcriptional repressors in Science Advances and at the 15th International Conference on Alzheimer’s & Parkinson’s Diseases (ADPD), respectively. Also, announced upcoming preclinical alpha-synuclein and C9ORF72 abstracts to be presented at the upcoming 24th Annual Meeting of the American Society of Gene & Cell Therapy (ASGCT) on May 11, 2021.

First Quarter 2021 Financial Results

Consolidated net loss for the first quarter ended March 31, 2021 was $45.9 million or $0.32 per share, compared to a net loss of $42.9 million or $0.37 per share for the same period in 2020.

Revenues

Revenues for the first quarter ended March 31, 2021 were $26.3 million, compared to $13.1 million for the same period in 2020. The increase of $13.2 million in revenues was primarily due to the recognition of upfront license fees and research reimbursements under our collaboration agreements with Biogen and Novartis, which became effective in April and July 2020, respectively. These increases were partially offset by a decrease in revenue related to our hemophilia A collaboration with Pfizer, as a result of completion of our reimbursable activities in the fourth quarter of 2020.

GAAP and Non-GAAP operating expenses

(In millions)
	Three Months Ended March 31,
	2021	2020
Research and development	$56.5	$41.5
General and administrative	16.1	16.1
Total GAAP operating expenses	72.6	57.6
Stock-based compensation expense	7.5	5.6
Non-GAAP operating expenses	$65.1	$52.0

Total operating expenses on a GAAP basis for the first quarter ended March 31, 2021 were $72.6 million compared to $57.6 million for the same period in 2020. Non-GAAP operating expenses, which exclude stock-based compensation expense, for the first quarter ended March 31, 2021 were $65.1 million compared to $52.0 million for the same period in 2020.

The increase in total operating expenses on a GAAP basis was primarily driven by our higher clinical and manufacturing supply expenses to support the advancement of our clinical trials and our new collaborations along with our increased headcount.

Cash, cash equivalents and marketable securities

Cash, cash equivalents and marketable securities as of March 31, 2021 were $629.5 million compared to $692.0 million as of December 31, 2020.

Guidance for 2021 Reiterated (initial guidance provided on February 24, 2021)

On a GAAP basis, we expect total operating expenses, including non-cash stock-based compensation expenses, to be in the range of approximately $285 million to $305 million.

On a non-GAAP basis, we expect total operating expenses, excluding estimated non-cash stock-based compensation expense of approximately $30 million, to be in the range of approximately $255 million to $275 million.

Conference Call

Sangamo will host a conference call today, May 4, 2021, at 5:00 p.m. Eastern Time, which will be open to the public. The call will also be webcast with live Q&A and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 5714729. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 5714729.

About Sangamo Therapeutics

Sangamo Therapeutics is committed to translating ground-breaking science into genomic medicines with the potential to transform patients’ lives using gene therapy, cell therapy, and genome engineering. For more information about Sangamo, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements relating to advancing our clinical programs, the therapeutic potential of our product candidates, anticipated plans and timeline for enrolling and conducting clinical trials, our 2021 financial guidance related to GAAP and non-GAAP total operating expenses and stock-based compensation and other statements that are not historical fact.

These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the effects of the evolving COVID-19 pandemic and the impacts of the pandemic on the global business environment, healthcare systems and business and operations of Sangamo and our collaborators, including the initiation and operation of clinical trials; the research and development process, including the enrollment, operation and results of clinical trials; and our ability to achieve expected future financial performance.

There can be no assurance that we and our collaborators will be able to develop commercially viable products. Actual results may differ materially from those projected in these forward-looking statements due to the risks and uncertainties described above and other risks and uncertainties that exist in the operations and business environments of Sangamo and our collaborators. These risks and uncertainties are described more fully in our Securities and Exchange Commission filings and reports, including in our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements contained in this announcement are made as of this date, and we undertake no duty to update such information except as required under applicable law.

Non-GAAP Financial Measure

To supplement our financial results and guidance presented in accordance with GAAP, we present non-GAAP total operating expenses, which exclude stock-based compensation expense from GAAP total operating expenses. We believe that this non-GAAP financial measure, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. We have excluded stock-based compensation expense because it is a non-cash expense that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP financial information, to more fully understand our business.

Contact
Investor Relations & Media Inquiries
Aron Feingold
628.252.7494
afeingold@sangamo.com

-more-

SELECTED CONSOLIDATED FINANCIAL DATA
(unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three Months Ended March 31,
	2021	2020
Revenues	$26,280	$13,076
Operating expenses:
Research and development	56,434	41,479
General and administrative	16,148	16,119
Total operating expenses	72,582	57,598
Loss from operations	(46,302)	(44,522)
Interest and other income, net	625	1,548
Loss before taxes	(45,677)	(42,974)
Income tax expense	262	—
Net loss	(45,939)	(42,974)
Net loss attributable to non-controlling interest	(6)	(61)
Net loss to Sangamo Therapeutics, Inc. stockholders	$(45,933)	$(42,913)
Basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	$(0.32)	$(0.37)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	143,112	116,060

Balance Sheet Data:
	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$629,515	$691,953
Total assets	$877,095	$938,550
Total stockholders’ equity	$469,417	$497,366
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